Exhibit 4.7

NATURA &CO LUXEMBOURG HOLDINGS S.À R.L.
as Substituted Issuer

NATURA COSMÉTICOS S.A.
as Outgoing Issuer and Additional Guarantor

NATURA &CO HOLDING S.A.
as Existing Guarantor

THE BANK OF NEW YORK MELLON
as Trustee, Registrar, Transfer Agent and Paying Agent

____________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 28, 2023

____________________

U.S.$1,000,000,000
4.125% Sustainability-Linked Notes due 2028

FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of August 28, 2023, among Natura Cosméticos S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Natura Cosméticos” or the “Outgoing Issuer” or the “Additional Guarantor”), Natura &Co Holding S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Natura &Co Holding” or the “Existing Guarantor” and, together with the Additional Guarantor, the “Guarantors”), Natura &Co Luxembourg Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 8-10, avenue de la Gare, L–1610, Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B98931 (the “Substituted Issuer”), and The Bank of New York Mellon, as trustee (together with its successors, in such capacity, the “Trustee”), Registrar, Transfer Agent and Paying Agent.

W I T N E S S E T H:

WHEREAS, the Outgoing Issuer, the Existing Guarantor and the Trustee are parties to the Indenture dated as of May 3, 2021 (as amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”) relating to the Outgoing Issuer’s 4.125% Sustainability-Linked Notes due May 3, 2028 (the “Notes”) guaranteed (the “Existing Guarantee”) by the Existing Guarantor;

WHEREAS, Article 10 of the Indenture permits the Outgoing Issuer to substitute itself as issuer and principal debtor under the Notes without the consent of Holders;

WHEREAS, the Outgoing Issuer will substitute itself by the Substituted Issuer as issuer in respect of the Notes (the “Issuer Substitution”);

WHEREAS, the Substituted Issuer will become the new issuer and principal debtor in respect of the Notes following the Issuer Substitution, and the Substituted Issuer has agreed to expressly assume by this First Supplemental Indenture all of the obligations of the Outgoing Issuer under the Indenture and the Notes;

WHEREAS, the Additional Guarantor will unconditionally and irrevocably guarantee, in favor of each Holder the payment of all sums payable by the Substituted Issuer as the principal debtor in respect of the Notes on the same terms mutatis mutandis as the Existing Guarantor;

WHEREAS, the Trustee has received an Officers’ Certificate from the Outgoing Issuer in accordance with Sections 9.05, 12.03 and 12.04 of the Indenture and Opinions of Counsel with respect to Luxembourg, Brazilian and New York law, in accordance with Sections 9.05, 10.01, 12.03 and 12.04 of the Indenture;

WHEREAS, each of the conditions in the Indenture necessary to give effect to the Issuer Substitution set forth herein have been satisfied;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Substituted Issuer, the Guarantors and the Trustee hereby agree as follows:

1

Article 1
Definitions and Other Provisions of General Application

Section 1.01.          Definitions.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.  All definitions in the Indenture shall be read in a manner consistent with the terms of this First Supplemental Indenture.

Section 1.02.          Headings.  The headings of the sections herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Article 2
Substitution of the Issuer

Section 2.01.          Assumption of Obligations. The Substituted Issuer hereby assumes all of the Outgoing Issuer’s obligations under the Indenture and the Notes including, but not limited to, the due and punctual payment of principal of and premium, if any, and interest and Additional Amounts, if any, on the Notes in accordance with the terms of the Indenture and the Notes, as if the Substituted Issuer had been named in the Indenture and the Notes as the principal debtor in respect of the Notes in place of the Outgoing Issuer; provided, (i) that all references to the “Guarantor” in Section 4.08 (Limitation on Liens), Section 4.09 (Reports to Holders), Section 4.11 (Purchase of Notes upon a Change of Control Event), Article Five (Successor Corporation) and Section 6.01 (Events of Default) (except for Section 6.01(9)), shall continue to be references solely to Natura &Co Holding, it being understood and agreed that such references shall continue to apply to Natura &Co Holding and shall not apply to Natura Cosméticos, and (ii) that all references to the “Issuer” in Article Five (Successor Corporation) and Section 6.01 (Events of Default) (except for Section 6.01(9)) shall apply to each of Natura Cosméticos and the Substituted Issuer.

Article 3
Additional Guarantee

Section 3.01.          Guarantee.  Without prejudice to Article Eleven of the Indenture, the Additional Guarantor hereby fully, irrevocably and unconditionally guarantees on a senior unsecured basis (such guarantee to be referred to herein as the “Additional Guarantee” and together with the Existing Guarantee, the “Guarantees”), to each of the Holders and the Trustee and their respective successors and assigns that (i) the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon an Interest Payment Date, at the Stated Maturity Date or any other Maturity Date, upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and, to the extent permitted by applicable law, interest on the overdue principal of, premium, if any, and interest on the Notes and all costs and expenses (including legal fees and expenses) incurred by Holders to enforce their rights under the Additional Guarantee, and all other Obligations of the Issuer to the Holders and the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 3.03.

The Additional Guarantee shall rank equal in right of payment with all existing and future senior unsecured obligations of the Additional Guarantor (other than obligations preferred by statute or by operation of law) and rank senior in right of payment to all existing and future Indebtedness that is subordinated to the Additional Guarantee of the Additional Guarantor. The Additional Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Trustee or any of the Holders with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Additional Guarantor. The Additional Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Additional Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and in this Additional Guarantee.

The Additional Guarantor unconditionally and irrevocably waive any and all rights provided under Articles 333, sole paragraph, 366, 368, 821, 827, 829, 830, 832, 833, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Articles 130 and 794 of the Brazilian Civil Procedure Code.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Additional Guarantor, or any Custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Additional Guarantor, any amount paid by the Issuer or the Additional Guarantor to the Trustee or such Holder, this Additional Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Additional Guarantor further agrees that, as between the Holders and the Trustee (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of its Additional Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Additional Guarantor for the purpose of its Additional Guarantee.

Section 3.02.          Release of the Additional Guarantor. The Additional Guarantor will be automatically and unconditionally released from its Additional Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1)	if the Additional Guarantor exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.01 of the Indenture;

(2)	upon satisfaction and discharge of the Indenture in accordance with Section 8.02 of the Indenture or payment in full in immediately available funds of the principal of premium, if any, accrued and unpaid interest on the Notes and all other Obligations; or

The Trustee shall promptly execute and deliver an appropriate instrument evidencing such release upon receipt of a written request by the Issuer or the Additional Guarantor accompanied by an Officers’ Certificate certifying as to compliance with this Section 3.03. If the Additional Guarantor has not been so released, it remains liable for the full amount of its Additional Guarantee as provided in this Article Three.

Section 3.03.          Limitation of the Additional Guarantor’  Liability. The Additional Guarantor and, by its acceptance of a Note, each of the Holders hereby confirms that it is the intention of all such parties that the additional guarantee by the Additional Guarantor pursuant to the Additional Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, any applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the Holders and the Additional Guarantor hereby irrevocably agree that the obligations of the Additional Guarantor under its Additional Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Additional Guarantor and after giving effect to any collections from or payments made by the Additional Guarantor under its Additional Guarantee, result in the obligations of the Additional Guarantor under its Additional Guarantee not constituting such fraudulent transfer or conveyance.

Section 3.04.          Waiver of Stay, Extension or Usury Laws. The Additional Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Additional Guarantor from performing its Additional Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its Additional Guarantee; and the Additional Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.05.          References to Guarantee to Include the Additional Guarantee. Except as provided in Section 2.01, all references to “Guarantor” in the Indenture shall be deemed to include the Additional Guarantor. All references to “Guarantee” in the Indenture shall be deemed to include the Additional Guarantor’s Additional Guarantee pursuant to this Article Three.

Article 4
Additional Amounts

Section 4.01.          Additional Amounts. (a) Section 2.06 of the Indenture shall apply to all payments by the Substituted Issuer under, or with respect to, the Notes; provided, that the term “Taxing Jurisdiction,” as applied to the Substituted Issuer, shall mean Luxembourg or any other jurisdiction in which the Substituted Issuer is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein. (b) The Substituted Issuer agrees to indemnify the Holder of Notes against all taxes or duties that arise by reason of a law or regulation in effect on the effective date of the substitution that are incurred or levied against such Holder in Brazil as a result of the substitution and that would not have been so incurred or levied had the substitution not been made.

Article 5
Ratification of Other Terms and Conditions of the Indenture

Section 5.01.          Indenture to Remain in Effect.  Except as expressly modified herein, the Indenture shall continue in full force and effect in accordance with its terms.  Upon the execution of this First Supplemental Indenture, the Indenture and the Notes shall be deemed to be modified and amended in accordance with this First Supplemental Indenture and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented and amended hereby, unless the context otherwise requires, and all the terms and conditions of this First Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 5.02.          Existing Guarantee to Remain in Effect.  For the avoidance of doubt, the Existing Guarantor shall continue to unconditionally and irrevocably guarantee in favor of each Holder the payment of all sums payable by the Substituted Issuer in accordance with the terms of Article 11 of the Indenture.

Article 6
Confirmation of applicable law

Section 6.01.          Confirmation of applicable law and exclusion of Luxembourg legal provisions. Section 12.05 of the Indenture shall be amended and restated to read as follows:

“THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE APPLICATION OF ARTICLES 470-1 TO 470-19 (INCLUSIVE) OF THE LUXEMBOURG LAW DATED 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, IS EXPRESSLY EXCLUDED. FOR THE PURPOSES OF PARAGRAPH 2 OF ARTICLE 9 OF BRAZILIAN DECREE LAW NO. 4,657, OF SEPTEMBER 4, 1942, AS AMENDED, WHICH STATES THAT THE OBLIGATIONS ARISING UNDER THIS INDENTURE ARE DEEMED UNDERTAKEN IN THE JURISDICTION IN WHICH THE PROPONENT IS DOMICILED, AND FOR NO OTHER PURPOSES WHATSOEVER, THE TRUSTEE IS THE PROPONENT OF THIS INDENTURE.”

Article 7
Miscellaneous

Section 7.01.          No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, or shareholder of the Substituted Issuer or the Guarantors, as such, shall have any liability for any obligations of the Substituted Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 7.02.          Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE ADDITIONAL GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE APPLICATION OF ARTICLES 470-1 TO 470-19 (INCLUSIVE) OF THE LUXEMBOURG LAW DATED 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, IS EXPRESSLY EXCLUDED. FOR THE PURPOSES OF PARAGRAPH 2 OF ARTICLE 9 OF BRAZILIAN DECREE LAW NO. 4,657, OF SEPTEMBER 4, 1942, AS AMENDED, WHICH STATES THAT THE OBLIGATIONS ARISING UNDER THIS FIRST SUPPLEMENTAL INDENTURE ARE DEEMED UNDERTAKEN IN THE JURISDICTION IN WHICH THE PROPONENT IS DOMICILED, AND FOR NO OTHER PURPOSES WHATSOEVER, THE TRUSTEE IS THE PROPONENT OF THIS FIRST SUPPLEMENTAL INDENTURE.

Section 7.03.          Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND EACH HOLDER BY PURCHASE OF THE NOTES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.04.           Consent to Jurisdiction; Waivers; Appointment of Agent for Service of Process.

(a)          The Substituted Issuer irrevocably appoints Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168, United States, as its authorized agent on which any and all legal process arising out of or relating to this First Supplemental Indenture, the Indenture, the Notes, the Additional Guarantee or the transactions contemplated hereby may be served in any such action, suit or proceeding brought in the United States District Court for the Southern District of New York or in any New York State court (in either case sitting in the Borough of Manhattan, New York City).  Such appointment shall be irrevocable so long as any of the Notes or the Additional Guarantee remain outstanding or until the irrevocable appointment of a successor agent.

(b)           The parties hereto ratify the provisions of Section 12.13 of the Indenture with respect to this First Supplemental Indenture, as if such provisions were set forth in their entirety herein.

Section 7.05.          Successors. All agreements of the Substituted Issuer and the Guarantors in the Indenture, the Notes and the Guarantees shall bind their successors. All agreements of the Trustee in the Indenture shall bind its successors.

Section 7.06.          Duplicate Originals.  All parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this First Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 7.07.          Severability. In case any one or more of the provisions in this First Supplemental Indenture or the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 7.08.          Trustee’s Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Substitute Issuer and the Additional Guarantor.

[Remainder of Page Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.
NATURA COSMÉTICOS S.A., as Outgoing Issuer and Additional Guarantor

By:	/s/ Marcus Vinicius Fernandes Carneiro Giral
Name: Marcus Vinicius Fernandes Carneiro Giral
Title: Treasury Manager

By:	/s/ Nathalia Longo Machado Succar
Name: Nathalia Longo Machado Succar
Title: Treasury Manager

[Signature Page to First Supplemental Indenture]

NATURA &CO HOLDING S.A., as Existing Guarantor

By:	/s/ Marcus Vinicius Fernandes Carneiro Giral
Name: Marcus Vinicius Fernandes Carneiro Giral
Title: Treasury Manager

By:	/s/ Nathalia Longo Machado Succar
Name: Nathalia Longo Machado Succar
Title: Treasury Manager

[Signature Page to First Supplemental Indenture]

NATURA &CO LUXEMBOURG HOLDINGS S.À R.L., as Substituted Issuer

By:	/s/ Fabrice Hablot
Name: Fabrice Hablot
Title: Manager A

By:	/s/ Nereu Daltin Neto
Name: Nereu Daltin Neto
Title: Manager B

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Transfer Agent and Paying Agent

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[Signature Page to First Supplemental Indenture]